Exhibit 10.123

Gary J. Skoien

Chairman, President, and

Chief Executive Officer

September 17, 2003

Mr. Tom Rumptz

Horizon Group Properties, Inc.

5000 Hakes Drive

Muskegon, MI   49441

Dear Tom:

This letter amends your initial retention letter of 1999 and all subsequent letters.

The “Severance Benefits” identified in Section 3 on Page 2 shall be ten (10) months both for salary and COBRA.  The “Term of this Agreement” on Page 2, Section 4 shall be changed to December 31, 2004.

Please feel free to call me with any comments or questions you may have.  Thank you for your hard work and continued contribution on behalf of Horizon Group Properties, Inc.

Very truly yours,

Gary J. Skoien